As filed with the Securities and Exchange Commission on August 31, 2023
Registration No. 333-266986

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:
Form S-3 Registration Statement No. 333-266986
UNDER
THE SECURITIES ACT OF 1933

FOCUS FINANCIAL PARTNERS INC.
(Exact name of registrant as specified in its charter)
Delaware	47-4780811
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
875 Third Avenue, 28th Floor
New York, NY 10022
(646) 519-2456
(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

J. Russell McGranahan
General Counsel
875 Third Avenue, 28th Floor
New York, NY 10022
(646) 519-2456
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:
Brenda K. Lenahan
K. Stancell Haigwood
Vinson & Elkins LLP
1114 Avenue of Americas,
32nd Floor
New York, NY 10036
(212) 237-0000

Approximate date of commencement of proposed sale to the public:
Not applicable.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.   ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (File No. 333-266986) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission on August 19, 2022 by Focus Financial Partners Inc., a Delaware corporation (the “Registrant”).
On August 31, 2023, pursuant to the Agreement and Plan of Merger, dated February 27, 2023, by and among the Registrant, Ferdinand FFP Acquisition, LLC, a Delaware limited liability company (“Parent”), Ferdinand FFP Merger Sub 1, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Company Merger Sub”), Ferdinand FFP Merger Sub 2, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“LLC Merger Sub”) and Focus Financial Partners, LLC (“Focus LLC”), (i) LLC Merger Sub merged with and into Focus LLC (the “LLC Merger”), with Focus LLC surviving the LLC Merger and (ii) immediately following the LLC Merger, Company Merger Sub merged with and into the Registrant (the “Company Merger”, and collectively with the LLC Merger, the “Mergers”), with the Registrant surviving the Company Merger as a wholly owned subsidiary of Parent.
As a result of the Mergers, the Registrant is terminating all existing registration statements under the Securities Act of 1933, as amended, of the Registrant, including the Registration Statement. The Registrant hereby terminates the effectiveness of the Registration Statement and removes from registration, by means of a post-effective amendment, any and all securities of the Registrant registered under the Registration Statement that remain unsold as of the date of this Amendment. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 31, 2023.
FOCUS FINANCIAL PARTNERS INC.
By:
/s/ J. Russell McGranahan

Name:
J. Russell McGranahan

Title:
General Counsel

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.